                       CERTAIN CONFIDENTIAL INFORMATION
                       CONTAINED IN THE DOCUMENT, MARKED BY
                       BRACKETS, HAS BEEN OMITTED AND FILED
                       SEPARATELY WITH THE SECURITIES AND
                       EXCHANGE COMMISSION PURSUANT TO RULE
                       24b-2 OF THE SECURITIES EXCHANGE ACT OF
                       1934, AS AMENDED.


                                                                   Exhibit 10.87

                 TERMINATION OF COLLABORATIVE RESEARCH AGREEMENT

                       BETWEEN SEQUANA THERAPEUTICS, INC.

                                       AND

                     GLAXO WELLCOME INC. (f/k/a GLAXO INC.)

        This Termination of Collaborative Research Agreement (the "Termination Agreement") effective as of February 1, 1998 (the "Effective Date"), by and between Sequana Therapeutics, Inc., a California corporation ("Sequana") and Glaxo Wellcome Inc., a North Carolina corporation and successor in interest to Glaxo Inc. ("Glaxo"), and terminates the Collaborative Research Agreement entered into as of July 27, 1994, as amended effective February 16, 1996 and October 2, 1997, by and between Glaxo and Sequana (the "Collaboration Agreement").

        WHEREAS, the Parties desire to terminate the Collaboration Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises and covenants set forth below, for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties intending to be legally bound, agree as follows:

1. Unless otherwise defined in this Termination Agreement, capitalized terms shall have the meanings given to them in the Collaboration Agreement.

2. The Collaboration Agreement is hereby terminated and, except as set forth herein, shall be of no further force or effect, such termination to be effective as of the Effective Date. Except as specifically granted herein, all rights, privileges, obligations and licenses granted under the Collaboration Agreement are canceled.

3. Sequana shall waive any notice of termination requirements set forth in
Section 8.4 of the Collaboration Agreement with the effect that the termination shall be effective as of the Effective Date.

4. Sequana shall deliver to Glaxo, within [*] following the Effective Date, all DNA samples, phenotypes, pedigrees, genotyping results and analyses and all other chemical and biological samples relating to the NIDDM Database that are set forth in Appendix A which is attached hereto and incorporated herein by reference. Such delivery shall be performed in accordance with instructions provided by Glaxo. Sequana shall not be permitted to use such samples for any purpose after the Effective Date and prior to delivery to Glaxo.

5. Glaxo shall [*] pursuant to Section 2.3 (iii) of the Collaboration Agreement.

6. The [*] by the Parties for the [*]

* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       1.

[*] pursuant to Section 2.4 of the Collaboration Agreement shall [*] will be made by either Party to the other Party pursuant to Section 2.4 of the Collaboration Agreement.

7. The Parties acknowledge and agree that Article X of the Collaboration Agreement shall survive termination for a period of [*] commencing on the Effective Date. The Parties acknowledge and agree that Article IX of the Collaboration Agreement shall survive termination. The Parties further acknowledge and agree that all DNA samples, phenotypes, pedigrees, genotyping results and analyses and all other chemical and biological samples relating to the NIDDM Database will be deemed Confidential Information whose use and disclosure is restricted by Article IX of the Collaboration Agreement; provided, however, that Glaxo shall be permitted to disclose Confidential Information that is owned by it pursuant to Sections 14 and 17 below; provided, further, that Sequana shall be permitted to disclose Confidential Information that is covered by the specific licenses granted to Sequana pursuant to Sections 15, 16 and 17 of this Termination Agreement.

8. The Parties agree that the term "NIDDM Database", as defined in the Collaboration Agreement, shall include DNA, phenotypes, pedigrees, genotyping results and analyses and all other chemical and biological samples relating thereto.

9. Subject to the restrictions set forth herein, each Party is permitted, either alone or with third parties, to engage in de novo studies in the Field and in the field of obesity. In the event Sequana should engage in such studies, it may not use the NIDDM Database unless such access is expressly granted to Sequana pursuant to this Termination Agreement.

10. Each Party shall be permitted to use its respective Technology and Results, either alone or with third parties, except with respect to the NIDDM Database. Neither Party shall be required to disclose its respective Technology or Results, excluding the NIDDM Database, to the other Party.

11. The Parties agree that no genes have been, or will be designated as Disease Genes by the JRPC.

12. [*] shall be paid pursuant to the Collaboration Agreement.

13. Further meetings of the JRPC, if any, shall be held for the purpose of addressing (a) matters with respect to termination of the Collaboration Agreement or (b) matters specifically set forth herein. Such JRPC meetings, if any, will be conducted in accordance with the procedural requirements set forth in Article III of the Collaboration Agreement.

14. Sequana hereby [*]. Sequana represents and warrants that it has made no assignment of its rights, obligations and interests under the Collaboration Agreement to a third party which would interfere with its ability to make the assignment herein.

15. Glaxo hereby grants to Sequana and Sequana hereby accepts a perpetual


* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       2.

paid-up, non- exclusive, world-wide license (with the right to grant sublicenses) to use the [*] and [*] contained in the NIDDM Database for any purpose. Each party will provide the other, within [*] of the Effective Date, with a detailed inventory of DNA samples with respect to [*]. To the extent either party possesses [*] of the DNA samples, such party shall deliver to the other party an amount that would cause each party to have [*] of the DNA samples. The delivery of DNA samples shall occur within [*] after the inventory determination described above.

16. Glaxo hereby grants to Sequana and Sequana hereby accepts a perpetual, paid-up, exclusive (even as to Glaxo), world-wide license (with the right to grant sublicenses) to use the [*] generated from such studies that are contained in the NIDDM Database studies for any purpose. Glaxo will provide Sequana, within thirty (30) days after the Effective Date, with all pedigree, phenotype and genotype data with respect to the [*] studies that Glaxo has in its possession. Specifically, Glaxo shall be obligated to deliver (a) genotype data on [*], pedigree information for [*], qualitative analysis results for [*] and quantitative analysis results for [*] all with respect to the [*], and (b) genotype data on [*], pedigree information on [*], phenotypes on [*], and [*] analyses with respect to the [*] study.

17. (a) Subject to the provisions set forth in Section 17(b)(i) below, Glaxo hereby grants to Sequana and Sequana hereby accepts a paid-up, non-exclusive, world-wide license (with the right to grant sublicenses) to use The [*], the [*] (including DNA, phenotype, pedigree and genotype data) contained in the NIDDM Database and collected during the term of the collaboration Agreement (the [*]), for any purpose, subject to the conditions set forth in (b) below.

    (b) As a condition to the license granted in (a) above, Sequana agrees that it shall comply with each of the following conditions.

        (i) The license granted in (a) above shall terminate with respect to the DNA samples on the [*] anniversary of the Effective Date (the "[*] Termination Date").

        (ii) During the [*]-year period following the Effective Date, Sequana shall supply Glaxo [*] through use of the [*], either alone or with third parties.

        (iii) Sequana shall deliver to Glaxo, within [*] following the [*] Termination Date, all DNA samples from the [*]. Sequana shall not be permitted to use such samples for any purpose after the [*] Termination Date and prior to delivery to Glaxo. Sequana shall be permitted to retain and use any data generated through use of such samples.

    (c) Glaxo hereby grants to Sequana and Sequana hereby accepts a paid-up, non-exclusive, world-wide license to use (with the right to grant sublicenses) the [*] (including DNA samples and phenotype data) being collected pursuant to the ongoing collection of such data and samples by the



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       3.

[*] (the "Triad Set"), for any purpose, subject to the conditions set forth in
(d) below.

    (d) As a condition to the license granted in (c) above, Sequana agrees that it shall comply with each of the following conditions:

        (i) The Parties obligations set forth herein with respect to the Triad Set shall terminate on the [*] anniversary of the Effective Date (the "Triad Termination Date").

        (ii) Glaxo shall be responsible for preparing DNA from blood samples provided by the [*]. DNA, and corresponding phenotypic and pedigree data, will be prepared and delivered on an ongoing basis and will be divided [*] the [*], Sequana and Glaxo.

        (iii) Sequana agrees to pay Glaxo an amount equal to [*] of the cost of the Triad Set. Such amount shall be delivered to Anita Baker, Glaxo Wellcome Inc., Five Moore Drive, P.O. Box 13398, Research Triangle Park, North Carolina 27709-3398 and must be received no later than [*] immediately following the Effective Date; provided, however, that in the event the cost of the Triad Set should increase or decrease for any reason, Glaxo or Sequana, respectively, will reimburse the other party for [*] of the amount of such decrease or increase.

        (iv) During the [*] year period following the Effective Date, Sequana shall supply Glaxo with [*] through use of the Triad Set, either alone or with third parties.

        (v) At the Triad Termination Date, Sequana shall be permitted to retain and use all genotype, pedigree and phenotype data generated by Sequana through use of the Triad Set for any purpose.

18. Sequana hereby grants to Glaxo and Glaxo hereby accepts a perpetual, royalty-free, non-exclusive, world-wide license to use the following software packages for research purposes only: (a) [*] - algorithm implemented in the [*] programming language designed to identify genotypes that are involved in [*] in [*] data; and (b) [*] algorithm-algorithm designed to categorize [*] into bins based on [*]. Included in the rights granted pursuant to this Paragraph 18 shall be Glaxo's right to all executable codes, source codes and source code documentation in existence as of the Effective Date with respect to the software packages. Glaxo shall have [*] any [*] the rights granted in this Paragraph 18 without the prior written consent of Sequana.

19. Neither Party hereto shall issue any press release or other publicity materials, or make any representation with respect to the existence of the Termination Agreement or the subject matter hereto without the prior written consent of the other Party. However, this restriction shall not apply to disclosures required by law or regulation, except that, in any event, the Parties shall coordinate to the extent possible with respect to the wording of any such announcement.

20. Each Party hereby covenants and represents to the other Party that it has full right and authority to enter into this Termination Agreement.


21. This Termination Agreement shall not be assignable by either Party hereto, except to an Affiliate, without the prior written consent of the other Party.




* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."


                                       4.

22. This Termination Agreement represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof. This Termination Agreement may be amended, modified, supplemented or changed only by an agreement in writing which is signed by each Party.

23. This Termination Agreement shall be governed, construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to the principles of conflicts of laws of such state.

24. This Termination Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto cause this Termination Agreement to be duly executed in its name and on its behalf, as of the Effective Date.

SEQUANA THERAPEUTICS, INC.             GLAXO WELLCOME INC.



By: /s/ Daniel H. Petree               By:  /s/ Lee E. Babiss
   -------------------------------        --------------------------------------
Name:  Daniel H. Petree                Name: Lee E. Babiss
     -----------------------------          ------------------------------------



                                       5.

                                   APPENDIX A

Set forth below is a list of the DNA samples, phenotype, genotype and pedigree results and analyses and all other chemical and biological samples that Sequana is obligated to deliver to Glaxo pursuant to the terms and conditions of Section 5 of the Termination Agreement.

1. [*] of the DNA samples and any other chemical or biological samples from the [*] and the [*], as determined in accordance with the provisions of Section 15 of the Termination Agreement.

2. [*] of the DNA samples and any other chemical or biological samples from the [*].

3. Updated pedigree and phenotype files with respect to each of the [*], the [*] and the [*].

4. All DNA, genotyping results, pedigree and phenotypes and analyses from the [*], the [*] and the [*].

5. All other DNA samples, phenotype, genotype and pedigree results and analyses and all other chemical and biological samples not specifically set forth herein, but which Sequana is obligated to deliver pursuant to Section 5 of the Termination Agreement.


* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       1.